UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 30, 2022
Sprinklr, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40528	45-4771485
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29 West 35th Street 7th Floor New York, New York		10001
(Address of principal executive offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (917) 933-7800

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common stock, par value $0.00003 per share	CXM	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operations and Financial Condition.
On December 6, 2022, Sprinklr, Inc. (the “Company”) issued a press release announcing its financial results for the third quarter ended October 31, 2022. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
The information contained in Item 2.02 in this report, including Exhibit 99.1 attached hereto, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Director Changes

On November 30, 2022, Matthew Jacobson notified the Company’s Board of Directors (the “Board”) of his decision to resign as a Class I director of the Company and as a member of the Audit Committee of the Board, effective as of the close of business on December 1, 2022. Mr. Jacobson’s decision was not the result of any disagreement between Mr. Jacobson and the Company, its management, the Board or any committees thereof on any matter relating to the Company’s operations, policies or practices.

The Company and the Board express their sincere appreciation for Mr. Jacobson’s service to the Company and his valuable contributions to the Board.

To fill the vacancy created by Mr. Jacobson’s departure, the Board, following the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Kevin Haverty to serve as a member of the Board and as a member of the Compensation Committee of the Board (the “Compensation Committee”), effective as of December 2, 2022. Mr. Haverty is a Class I director whose term will expire at the Company’s 2025 Annual Meeting of Stockholders. The Board has determined that Mr. Haverty is “independent” pursuant to the rules of The New York Stock Exchange (“NYSE”) and other governing laws and applicable regulations.

Mr. Haverty, age 57, is currently the Senior Advisor to the CEO at ServiceNow, Inc. Previously, he served as its Chief Revenue Officer, the Executive Vice President of Worldwide Sales and other senior positions from December 2011 to the present. From January 2010 to December 2011, Mr. Haverty served as Vice President, Americas Sales of the Backup Recovery Systems division of Dell EMC (formerly EMC Corporation). From June 2006 to January 2010, Mr. Haverty held senior positions at Data Domain (through its acquisition by EMC), including Vice President of Americas Sales. Mr. Haverty holds a B.A. degree in Political Science from Providence College and was a US Army ROTC Distinguished Military Graduate. He served ten years in the US Army National Guard and is a veteran of the Gulf War, Operation Desert Storm.

There is no arrangement or understanding between Mr. Haverty and any other person pursuant to which he was selected as a director, and there is no family relationship between Mr. Haverty and any of the Company’s other directors or executive officers. There are no transactions between Mr. Haverty and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

As a non-employee director of the Company, Mr. Haverty is eligible to participate in the Company’s compensation arrangements for non-employee directors, which are described in more detail in the Company’s Amended and Restated Non-Employee Director Compensation Policy, a copy of which will be filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended October 31, 2022. Under the terms of those arrangements, Mr. Haverty will receive (i) an initial equity award of restricted stock units (“RSUs”) under the Company’s 2021 Equity Incentive Plan (the “Plan”), valued at $200,000, and (ii) on the date of each annual stockholder meeting, an annual equity award of RSUs under the Plan, valued at $200,000, for his service as a member of the Board, in each case based on the closing price of the Company’s Class A common stock on NYSE as of the respective grant date. Each initial or annual award will vest in full on the first anniversary of the respective grant, subject to Mr. Haverty’s continued service with the Company through such vesting date. In addition, Mr. Haverty will be paid a $35,000 annual cash retainer for his service on the Board, plus a $7,500 annual cash retainer for his service on the Compensation Committee, plus additional amounts for service on any additional committee(s) to which he may be appointed, paid in equal quarterly installments, based on the date of the Company’s annual stockholder meeting, payable in arrears and pro-rated based on the number of actual days served by him during such quarter.

In connection with Mr. Haverty’s election to the Board, the Company and Mr. Haverty entered into the Company’s standard form of indemnification agreement (the “Indemnification Agreement”), a copy of which was filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (File No. 333-256657), filed with the Securities and Exchange Commission on May 28, 2021. The Indemnification Agreement requires the Company to indemnify Mr. Haverty, to the fullest extent permitted by Delaware law, for certain liabilities to which he may become subject as a result of his affiliation with the Company.

Leadership Changes

On December 3, 2022, Bill LePage, the Company’s Senior Vice President, Strategy and Global Field Operations, notified the Company of his resignation from such position with the Company, effective January 6, 2023.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description of Exhibits

99.1	Press Release dated December 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 6, 2022	Sprinklr, Inc.

	By:	/s/ Manish Sarin
Manish Sarin
Chief Financial Officer

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